UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): 8/19/2008

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2008, the Board of Directors (the “Board”) of CoBiz Financial Inc. (the “Company”) increased the number of directors constituting the Board from eleven to thirteen and elected Douglas L. Polson and Mary K. Rhinehart to fill the vacancies created by the increase in the number of directors.  The term of the elections is until the next annual meeting of the shareholders of the Company or until their successors are elected.  Mr. Polson has been appointed to the Governance and Nominating Committee of the Board and Ms. Rhinehart has been appointed to the Audit Committee of the Board.

Mr. Polson and Ms. Rhinehart will receive compensation for their service as  directors as described in the Compensation of Directors section for non-employee directors set forth in the Company’s Proxy Statement for its 2008 Annual Meeting of Shareholders, a copy of which has been filed with the Securities and Exchange Commission (the “SEC”).

A press release announcing the election of Douglas L. Polson and Mary K. Rhinehart is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

99.1     Press Release issued August 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.
(Registrant)

/s/ Lyne B. Andrich
Lyne B. Andrich

Executive Vice President and Chief Financial Officer

Date:  August 22, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued August 22, 2008.